UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 14, 2010
EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33507	39-1515599

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1806 New Britain Avenue, Farmington, CT	06032

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 860-677-2603
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
     On January 14, 2010, the Company entered into an Amended and Restated Employment Agreement with its current President and Chief Executive Officer, Dominick A. Pagano, which replaced his employment agreement dated as of February 12, 2007. Under the new agreement, the initial three-year term commences on the first day of the Company’s 2010 fiscal year and continues until the last day of the Company’s 2012 fiscal year, and automatically extends for successive periods of 12 months (equal to the Company’s next fiscal year period) unless the Company elects to not extend the Agreement by providing notice to Mr. Pagano at least 90 days prior to the end of the then current term. Mr. Pagano’s initial annual base salary is $360,000 for calendar year 2010, subject to annual review and adjustment thereafter. Mr. Pagano shall be eligible to receive a performance based annual bonus of at least 50% of his base salary, in accordance with the Company’s Management Incentive Bonus Plan and established performance goals. To the extent he is eligible, Mr. Pagano is entitled to participate in all other benefit programs that the Company establishes and makes available to its employees. Under the new agreement, the Company may terminate Mr. Pagano’s employment for cause (as defined in the agreement) or at the end of the then current term of employment upon 90 days prior notice. Mr. Pagano may terminate his employment with the Company for “good reason”.
     The new agreement provides that if Mr. Pagano’s employment terminates because of death or disability, or if the Company terminates Mr. Pagano’s employment for cause, Mr. Pagano is entitled to the compensation, bonus and benefits otherwise payable to him under the agreement through the last day of his actual employment by the Company.
     While Mr. Pagano is employed by the Company, and if the Company terminates his employment for cause, for a period of one year following such termination, Mr. Pagano cannot directly or indirectly: (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while Mr. Pagano was employed by the Company; or (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by Mr. Pagano to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Mr. Pagano to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of Mr. Pagano’s employment with the Company.

     If the Company terminates Mr. Pagano’s employment for any reason other than cause or elects not to extend the then current term of employment, or if Mr. Pagano terminates his employment for “good reason”, Mr. Pagano is entitled to receive all accrued amounts owing to Mr. Pagano but not yet paid as of the date of termination, and all then outstanding stock options held by Mr. Pagano that were granted to him but not yet vested shall become fully vested as of the date of termination. In addition, Mr. Pagano is entitled to receive certain severance benefits, as summarized below, for a severance period equal to the longer of (x) 24 months from the date of termination and (y) the period of time remaining in the then current term of employment (assuming no such termination had occurred, prorated for any partial year).
     Specifically, Mr. Pagano is entitled to receive the following severance benefits during the severance period: (i) Mr. Pagano’s base salary for the year in which such termination occurs, to be paid in annualized monthly installments over the severance period, (ii) Mr. Pagano’s target bonus in effect for the year in which such termination occurs, or the actual bonus earned by Mr. Pagano in the year immediately preceding such termination, whichever amount is greater, to be paid at the time when the Company customarily pays such amounts for each year during the severance period, and (iii) the other fringe benefits that were provided to Mr. Pagano while employed by the Company including health and dental insurance, to the extent such benefits can be provided by the Company to non-employees, or to the extent such benefits cannot be provided to non-employees, the cash equivalent thereof. The payment of these severance benefits is contingent upon Mr. Pagano executing a release. The Agreement includes provisions that require the Company to delay any severance payments due to Mr. Pagano in order to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Agreement also includes provisions that require the Company to reduce any severance payments due to Mr. Pagano as a result of a “change of control” of the Company, to ensure that such payments do not exceed the limits set forth in Section 280G of the Internal Revenue Code of 1986, as amended.
     Mr. Pagano can terminate his employment for “good reason” if any of the following occurs during the term of his employment, (i) a material reduction in Mr. Pagano’s authority or duties, or a reduction in Mr. Pagano’s compensation, in each such case without the prior written consent of Mr. Pagano, (ii) a material breach by the Company of the terms of the agreement, which breach, if capable of being remedied, (A) the Company has not taken appropriate action to remedy within 10 business days following written notice from Mr. Pagano to the Company notifying it of such breach, and (B) is not remedied by the Company within 30 days following such written notice, (iii) the relocation of Mr. Pagano’s place of work more than 30 miles from the Company’s current facilities in Farmington, Connecticut, or (iv) a “change of control” of the Company.
     Under the new agreement, a “change of control” means: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors; (ii) such time as the Continuing Directors (as defined below) do not constitute two-thirds of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of the new agreement or (B) who was nominated or elected subsequent to such date by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there is excluded from clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company, unless the owners of the capital stock of the Company before such transaction continue to own more than 50% of the capital stock of the acquiring or succeeding entity in substantially the same proportions immediately following such a transaction.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	—	Amended and Restated Employment Agreement, dated as of January 14, 2010, between EDAC Technologies Corporation and Dominick Pagano.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION

Date: January 19, 2010	By:	/s/ Glenn L. Purple
Vice President-Finance and Chief Financial Officer